UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008

GOLDEN PHOENIX MINERALS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 8, 2008, Golden Phoenix Minerals, Inc., a Nevada corporation (the “Company”) appointed Thomas Klein to the Company’s Board of Directors. Mr. Klein was appointed to fill the Board position vacated by Ronald Parratt. In addition, the Company plans to appoint Mr. Klein to the Governance Committee, filling Mr. Parratt’s seat on such committee.

Mr. Klein’s Recent Professional History

Mr. Klein is a Tier One capital markets advisor having specialized in high net worth corporate and trust accounts for a premier Canadian bank. Additionally, Mr. Klein advises resource-based small cap companies, assisting in all aspects of creative funding and restructuring. Mr. Klein has recently co-founded MI3 Capital, which is focused on investing in the resource sector, specifically those companies that are in or near production.

From May 1996 to August 2001, Mr. Klein was an investment advisor at Scotia Capital Markets in the wealth management division providing investment portfolio advice for high net worth private and corporate clients. From September 2001 to March 2003, Mr. Klein joined Blackmont Capital, Inc. as an investment advisor and served on the internal listing committee. Mr. Klein provided advice to corporate clients for mergers and acquisitions as well as initial public offerings. From April 2003 to October 2003, Mr. Klein worked in Institutional Sales with PI Financial Corp. Since October of 2003, Mr. Klein has worked as a consultant for Private Venture Capital, providing specialized advice to public and private small cap companies in the resource and high tech sectors.

Director Compensation

Upon Mr. Klein’s election to the Board, and in connection with the Company’s continued financing and debt conversion efforts, Mr. Klein will receive 1,500,000 shares of Company common stock valued at a 50% discount to the trailing twenty day Company common stock average price, totaling $11,835.

SECTION 7 - Regulation FD

Item 7.01. Regulation FD Disclosure

On December 8, 2008, the Company issued a press release announcing the appointment of Mr. Klein to the Company’s Board of Directors.

A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release dated December 8, 2008, entitled “Golden Phoenix Names Thomas Klein to Its Board of Directors”

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The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated:	December 18, 2008	By: /s/ David A. Caldwell

David A. Caldwell

Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated December 8, 2008, entitled “Golden Phoenix Names Thomas Klein to Its Board of Directors”

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